SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.     )

Check the appropriate box:

[ X ]	Preliminary Information Statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21))

[ ]	Definitive Information Statement

MEXUS GOLD US
_____________________________________________________________
 (Name of Registrant as Specified In Its Charter)

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[ X ]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):

4)	Proposed maximum aggregate value of transaction:

5)	Total Fee Paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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4)	Dated Filed:

MEXUS GOLD US
1805 N. CARSON STREET, SUITE #8
 CARSON CITY, NV 89701

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

____________________

February 10, 2016

On February 4, 2016, the board of directors of Mexus Gold US (the “Company”) adopted a resolution approving a certificate of amendment to the Company’s Articles of Incorporation to:  (i) increase in the number of authorized shares of common stock of the Company from five hundred million (500,000,000) shares of common stock, par value $0.001per share, to eight hundred fifty million (850,000,000) shares of common stock, par value $0.001 per share (the “Authorized Capital Increase”).

The Company obtained the written consent of its majority stockholder holding greater than 50% of the voting securities of the Company as of February 4, 2016 (the “Majority Stockholder”) approving the Authorized Capital Increase.  Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective, and a Certificate of Amendment to our Articles of Incorporation effectuating the Authorized Capital Increase will not be filed with the Secretary of State for the State of Nevada, until twenty (20) days after the date this Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of the Company’s stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO
STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED
HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY

 No action is required by you.  The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with the requirements of United States federal securities laws.  This Information Statement is being mailed on or about February 10, 2016, to all of the Company's stockholders of record as of the close of business on February 4, 2016.

/s/ Paul Thompson, Sr.
Paul Thompson, Sr.
Chief Executive Officer

MEXUS GOLD US

INFORMATION STATEMENT
____________________

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Mexus Gold US, a Nevada (the  “Company,” “we” or “us”) to the holders of record at the close of business on February 4, 2016 (the “Record Date ”) of the Company’s outstanding common stock, par value $0.001 per share, pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act” ), and pursuant Section 78.390 of the Nevada Revised Statutes.

The cost of furnishing this Information Statement will be borne by us.  We will mail this Information Statement to registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

This Information Statement informs stockholders of the action taken and approved on February 4, 2016, by the Company’s Board of Directors and by the Company’s majority stockholder holding greater than 50% of the voting securities of the Company on February 4, 2016 (the “Majority Stockholder”).  The Company’s Board of Directors and the Majority Stockholder approved an amendment of the Company’s Articles of Incorporation to: (i) increase in the number of authorized shares of common stock of the Company from five hundred million (500,000,000) shares of common stock, par value $0.001per share, to eight hundred fifty million (850,000,000) shares of common stock, par value $0.001 per share (the “Authorized Capital Increase”).

Accordingly, all necessary corporate approvals in connection with the amendment to the Company’s Articles of Incorporation to affect the Authorized Capital Increase have been obtained.   This Information Statement is furnished solely for the purpose of informing the Company’s stockholders, in the manner required under the Exchange Act of these corporate actions. Pursuant to Rule 14c-2 under the Exchange Act, the actions will not be effective and a Certificate of Amendment to our Articles of Incorporation effectuating the Authorized Capital Increase will not be filed with the Secretary of State for the State of Nevada, until twenty (20) days after the date this Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of the Company’s stockholders. Therefore, this Information Statement is being sent to you for informational purposes only.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO
STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED
HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY

The Company’s stockholders as of the Record Date are being furnished copies of this Information Statement.  This Information Statement is first being mailed or furnished to our stockholders on or about February 10, 2016.

NO DISSENTERS’ RIGHTS

Pursuant to the Section 78.297, 78.3793 and 78.390 of the Nevada Revised Statutes, none of the corporate actions described in this Information Statement will afford stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED FEBRUARY 4, 2016.

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that, on February 4, 2016, Mexus Gold US a Nevada corporation (the “Company”) obtained the unanimous written consent of its board of directors (“Board of Directors ”) and the written consent of its majority stockholder (the “Majority Stockholder”) holding greater than 50% of the voting securities of the Company approving an amendment of the Company’s Articles of Incorporation (the “Articles of Incorporation”) to:  (i) increase in the number of authorized shares of common stock of the Company from five hundred million (500,000,000) shares of common stock, par value $0.001per share, to eight hundred fifty million (850,000,000) shares of common stock, par value $0.001 per share (the “Authorized Capital Increase”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of February 4, 2016 (the “Record Date”), the Company's authorized capitalization consisted of 500,000,000 shares of common stock, of which 481,329,544 shares were issued and outstanding and 10,000,000 shares of preferred stock of which 1,000,000 shares were issued and outstanding.

Each share of common stock of the Company entitles its holder to one vote on each matter submitted to the Company’s stockholders.  However, because the Company’s Majority Stockholder has consented to the foregoing action by resolution dated February 4, 2016, in lieu of a special meeting in accordance with 78.320 of the Nevada Revised Statutes and because the Majority Stockholder has sufficient voting power to approve such actions through his ownership of common stock and preferred stock, no other stockholder vote will be solicited in connection with this Information Statement.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION

The Board of Directors and Majority Stockholder have approved an amendment to the Company’s Articles of Incorporation to affect the Authorized Capital Increase.

We intend to file a Certificate of Amendment (“Amendment”) to our Articles of Incorporation with the Secretary of State for the State of Nevada effectuating the above action.  Pursuant to Rule 14c-2 under the Exchange Act, the actions will not be effective, and the Amendment will not be filed, until twenty (20) days after the date this Information Statement is filed with the Securities and Exchange Commission (the “Commission”) and a copy thereof is mailed to each of the Company’s stockholders.  It is presently contemplated that such filing will be made on or about March 2, 2016.

The Authorized Capital Increase

The purpose of the Authorized Capital Increase is to increase the number of shares of the Company’s common stock available for issuance to investors who agree to provide the Company with the funding it requires to continue its operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions under which the Company’s Board of Directors may determine is in the best interest of the Company and its stockholder to issue shares of common stock.  As of the date of this Information Statement, the Company has not identified any investors, entered into any agreements relating to any potential investment in the Company; or entered into any agreements relating to an acquisition of another specified company, pursuant to which the Company will issue shares of its common stock.

The Authorized Capital Increase will not have any immediate effect on the rights of existing stockholders, but may have a dilutive effect on the Company’s existing stockholders if additional shares are issued.

We are not increasing our authorized common stock to construct or enable any anti-takeover defense or mechanism on behalf of the Company.  While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

Potential Anti-takeover Effect

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device.  However, as indicated above, the purpose of the Authorized Capital Increase is not to construct or enable any anti-takeover defense or mechanism on behalf of Company.  Although the Authorized Capital Increase could, under certain circumstances, have an anti-takeover effect, the Authorized Capital Increase is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Company’s common stock or obtain control of the Company.

Other than the Authorized Capital Increase, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.  While it is possible that management could use the additional shares of authorized capital which become available following the Authorized Capital Increase to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company currently has no intent or plans or proposals to employ the additional unissued authorized shares as an anti-takeover device or to adopt other provisions or enter into other arrangements that may have anti-takeover ramifications.

The Company has no anti-takeover mechanisms present in its governing documents or otherwise and there are no plans or proposals to adopt any such provisions or mechanisms or to enter into any arrangements that may have material anti-takeover consequences.

Management is not aware of any provisions of the Company’s Articles of Incorporation and Bylaws that may have anti-takeover effects, which would make it more difficult for or preventing a third party from acquiring control of the Company or changing its Board of Directors and management.

Effects of the Authorized Capital Increase

General

Pursuant to the Authorized Capital Increase, the Company’s authorized shares of common stock will be increased from five hundred million (500,000,000) shares, par value $0.001per share, to eight hundred fifty million (850,000,000) shares, par value $0.001 per share.

Effect on Authorized and Outstanding Shares

As of the Record Date, the Company had 500,000,000 authorized shares of common stock, of which 481,329,544 were issued and outstanding and 10,000,000 authorized shares of preferred stock of which 1,000,000 shares have been designated as Series A Convertible Preferred Stock of which 1,000,000 shares were issued and outstanding.
The number of issued and outstanding shares of capital stock, (as well as the number of shares of Common Stock underlying any options, warrants, convertible debt or other derivative securities), will not be affected by the Authorized Capital Increase.

The rights and preferences of the shares of Common Stock prior and subsequent to the Authorized Capital Increase will remain the same. It is not anticipated that the Company's financial condition, the percentage ownership of management, the number of stockholders, or any aspect of the Company's business will materially change, as a result of the Authorized Capital Increase.

The Authorized Capital Increase will be effected simultaneously for all of the Company's Common Stock, will affect all of our holders of Common Stock uniformly, and will not affect any  stockholder's percentage ownership interests in the Company or proportionate voting power.

		Issued and	Shares	Authorized but
	Authorized	Outstanding	Reserved	Unissued
	Shares	Shares	For Issuance	Shares

Pre-Authorized Capital Increase	500,000,000	481,329,544	0	17,670,456

Post-Authorized Capital Increase	850,000,000	481,329,544	0	367,670,456

The Company will continue to be subject to the periodic reporting requirements of the Exchange Act. The Company's Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The proposed Authorized Capital Increase will not affect the registration of the Company's Common Stock under the Exchange Act.

Effectiveness of the Authorized Capital Increase

The effective date of the Authorized Capital Increase will be the date of the filing of the Articles of Amendment with the Office of the Secretary of State of Nevada. Commencing on the effective date, each certificate of the Company's Common Stock will be deemed for all corporate purposes to evidence ownership of the number of shares of Common Stock resulting from the Authorized Capital Increase. As soon as practicable after the effective date, stockholders have the option, but not the requirement to, contact our Transfer Agent, Action Stock Transfer Corp., 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121, (801) 274-1088, to arrange to exchange their existing certificates for certificates which will depict number of shares held by the stockholder and the newly authorized 850,000,000 shares of common stock.

Certain Federal Income Tax Consequences

The following discussion summarizing certain federal income tax consequences of the Authorized Capital Increase is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date this Information Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies).

The receipt of the Common Stock following the effective date of the Authorized Capital Increase, solely in exchange for the Common Stock held prior to the Authorized Capital Increase will not generally result in a recognition of gain or loss to the stockholders. The value of the additional share received in lieu of fractional shares, however, might possibly result in a gain or loss based upon the difference between the value of the additional share and the basis in the surrendered fractional share.

The adjusted tax basis of a stockholder in the Common Stock received after the Authorized Capital Increase will be the same as the adjusted tax basis of the Common Stock held prior to the Authorized Capital Increase exchanged therefore (subject to the treatment of fractional shares), and the holding period of the Common Stock received after the Authorized Capital Increase will include the holding period of the Common Stock held prior to the Authorized Capital Increase exchanged therefore. No gain or loss will be recognized by the Company as a result of the Authorized Capital Increase. The Company's views regarding the tax consequences of the Authorized Capital Increase are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

THIS SUMMARY IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE AUTHORIZED CAPITAL INCREASE AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS "CAPITAL ASSETS" AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY'S STOCKHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE AUTHORIZED CAPITAL INCREASE UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF THE AUTHORIZED CAPITAL INCREASE MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH STOCKHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE AUTHORIZED CAPITAL INCREASE, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE AUTHORIZED CAPITAL INCREASE ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH STOCKHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

EFFECTIVE DATE OF THE AMENDMENT

Pursuant to Rule 14c-2 under the Exchange Act, the Authorized Capital Increase will not be effective, until at least twenty (20) days after the date on which this Information Statement is filed with the Commission and a copy hereof has been mailed to each of the Company’s stockholders.  The Company anticipates that this Information Statement will be mailed to our stockholders as of the Record Date on or about February 4, 2016.  Therefore, the Company anticipates that the Authorized Capital Increase will be effective, and the Amendment to our Articles of Incorporation will be filed with the Secretary of State for the State of Nevada, on or about March 2, 2016.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Company’s common stock and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

VOTING SECURITIES AND INFORMATION ON CONSENTING STOCKHOLDER

Pursuant to the Company’s Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the voting shares is required to effect the action described herein.  As of the Record Date, the Company had 481,329,544 voting common shares issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. The consenting stockholder is the record and beneficial owners of a total of 65,009,719 shares of Common Stock which represent approximately 14% of the total number of voting shares. In addition, the consenting stockholder holds 1,000,000 shares of our Series A Convertible Preferred Stock which has such number of votes as is determined by multiplying: (a) the number of shares of Series A Convertible Preferred Stock held by such holder, (b) the number of issued and outstanding shares of the Corporation’s Series A Convertible Preferred Stock and common stock on a fully-diluted basis; and (c) 0.000006.  Accordingly, on any stockholders’ vote, the consenting stockholder has a total of 2,893,977,264, votes, and far greater than 50% of the issued and outstanding voting stock of the Company.  The consenting stockholder voted in favor of the actions described herein in a written consent, dated February 4, 2016. No consideration was paid for the consent. The consenting stockholder’s name, affiliations with the Company and beneficial holdings are as follows:

Voting Shareholder	Affiliation	Number of Voting Shares	Percentage of Voting Shares

Paul Thompson, Sr.	Sole officer and director	65,009,719	14%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the Record Date held by (a) each stockholder who we know to own beneficially 5% or more of our outstanding common stock; (b) all directors; (c) our executive officers; and (d) all executive officers and directors as a group.

Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their common stock. The percentage of beneficial ownership is based upon 481,329,544 shares of common stock issued and outstanding as of February 4, 2016.

Name And Address	Number Of Shares Beneficially Owned	Percentage Owned
Paul D. Thompson(1)	65,009,719(2)(3)	14%(3)

All Officers and Directors as Group	65,009,719	14%

Total	65,009,719	14%

(1)	1805 N. Carson Street, Suite #8, Carson City, NV 89701.

(2)
Includes 19,213,029 shares of common stock held by Mr. Thompson individually; 45,500,000 shares of common stock held by Taurus Gold, Inc.; 182,918 shares of common stock held by Mexus Gold Mining S.A. C.V.; and 113,772 shares of common stock held by Mexus Gold International.

(3)
In addition, Mr. Thompson owns 1,000,000 shares of our Series A Convertible Preferred Stock, $.001 par value. Each share of our Series A Convertible Preferred Stock converts into 10 shares of our common stock.  Assuming Mr. Thomson converted 100% of the Series A Convertible Preferred Stock held by him into shares of common stock, he would hold and additional 10,000,000 shares of common stock and a grand total of 75,009,719 shares of commons stock or approximately 16% of our issued and outstanding shares of common stock.

(4)
Holders of our Series A Convertible Preferred Stock have such number of votes as is determined by multiplying: (a) the number of shares of Series A Convertible Preferred Stock held by such holder, (b) the number of issued and outstanding shares of the Corporation’s Series A Convertible Preferred Stock and common stock on a fully-diluted basis; and (c) 0.000006.  Accordingly, on any stockholders’ vote, Mr. Thompson has a total of 2,887,977,264, votes, and far greater than 50% of the issued and outstanding voting stock of the company.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this registration statement and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this registration statement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, nominee for director, or officer of the Company, or associate of any of the foregoing persons, has any substantial interest, directly or indirectly, in the matter acted upon.  The Company’s sole director has not informed us in writing that he intends to oppose any action to be taken by the Company.

VOTING PROCEDURES

Pursuant to the Nevada Revised Statutes and our Articles of Incorporation, the affirmative vote of the holders of a majority of our outstanding common stock is sufficient to amend our Articles of Incorporation, which vote was obtained by the written consent of the Majority Stockholder as described herein.  As a result, the amendment to our Articles of Incorporation has been approved and no further votes will be needed.

NO DISSENTER'S RIGHT OF APPRAISAL

Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Authorized Capital Increase.

CHANGE OF CONTROL AND CHANGES TO OUR BUSINESS

We have not had any change of control or changes to our business.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.  Copies of such filings may also be obtained by writing to the Company at Mexus Gold US, 1805 N. Carson Street, #8, Carson City, NV 89701.

STOCKHOLDERS SHARING AN ADDRESS

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address.  We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder.  A stockholder who wishes to receive a separate copy of the Information Statement may make such a request in writing to the Company at Mexus Gold US, 1805 N. Carson Street, #8, Carson City, NV 89701.

On behalf of the Board of Directors,

/s/ Paul Thompson, Sr.
By: Paul Thompson, Sr.
Its: Chief Executive Officer
February 10, 2016

Appendix A

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390) USE BLACK INK ONLY – DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The first paragraph of ARTICLE THIRD of the Articles of Incorporation is amended in its entirety as follows:

“THIRD.  The authorized capital stock of the Corporation shall be 860,000,000 shares. The capital stock of the corporation is divided into two classes: (1) Common Stock in the amount of Eight Hundred Fifty Million (850,000,000) shares having par value of $0.001 each; and (2) preferred stock in the amount of Ten Million (10,000,000) shares having par value of $0.001 each. The Board shall have the authority, by resolution or resolutions, to divide the preferred stock into series, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the Board from time to time thereafter may be increased, except when otherwise provided by the Board in creating such series, or may be decreased, but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Nevada or as otherwise set forth in this article, to fix and determine the relative rights and preferences of the shares of each series so established prior to the issuance, thereof.

Holders of the corporation’s Common Stock shall not possess cumulative voting rights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special.

All capital stock when issued shall be fully paid and nonassessable.  No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock, or any other securities, which the corporation may now or hereafter be authorized to issue.

The corporation’s capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Greater than 50%.

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature (required)

/s/ Paul Thompson
_______________________________________
Signature of Officer